As filed with the Securities and Exchange Commission on June 28, 2002

                                            REGISTRATION NO. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                             HEALTHSOUTH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                              --------------------

             DELAWARE                                 63-0860407
   (State or Other Jurisdiction           (IRS Employer Identification No.)
 of Incorporation or Organization)


               ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243
               (Address of Principal Executive Offices) (Zip Code)


                              AMENDED AND RESTATED
                       1993 CONSULTANTS STOCK OPTION PLAN
                            (Full Title of the Plan)


            RICHARD M. SCRUSHY                                  Copy to:                            Copy to:
           Chairman of the Board
        and Chief Executive Officer                       WILLIAM W. HORTON, ESQ.             ROBERT E. LEE GARNER, ESQ.
          HEALTHSOUTH Corporation                        Executive Vice President      Haskell Slaughter Young & Rediker, L.L.C.
          One HealthSouth Parkway                         and Corporate Counsel              1200 AmSouth/Harbert Plaza
         Birmingham, Alabama 35243                       HEALTHSOUTH Corporation              1901 Sixth Avenue North
  (Name and Address of Agent For Service)                 One HealthSouth Parkway            Birmingham, Alabama  35203
              (205) 967-7116                            Birmingham, Alabama  35243                 (205) 251-1000
  (Telephone Number, Including Area Code,                     (205) 967-7116
         of Agent For Service)


                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
  TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
        SECURITIES               AMOUNT TO BE               OFFERING PRICE           AGGREGATE OFFERING            REGISTRATION
     TO BE REGISTERED             REGISTERED                 PER UNIT (1)                 PRICE (1)                   FEE (1)
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock, Par          1,000,000 shares                 N/A                     $12,170,000                  $1,120
   Value $.01 Per Share
================================================================================================================================
(1)     In accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, the maximum aggregate offering price and the registration  fee are based on a price of $12.17 per share,  which represents the average of the high and low prices for the shares of HEALTHSOUTH  Corporation  Common Stock as reported on the New York Stock Exchange on June 26, 2002.
================================================================================================================================

                                EXPLANATORY NOTE

         This registration statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of HEALTHSOUTH Corporation Common Stock issuable pursuant to its Amended and Restated 1993 Consultants Stock Option Plan. This registration statement includes a facing page, this page, the signature page, an exhibit index, an Exhibit 5 legal opinion (and a consent included therein), and an accountant's consent. Pursuant to Instruction E, the content of HEALTHSOUTH Corporation's registration statements on Form S-8 (Registration Nos. 333-64316 and 333-42305), including the exhibits thereto, are incorporated by reference into this registration statement. All previously registered shares may be issued pursuant to HEALTHSOUTH Corporation's Amended and Restated 1993 Consultants Stock Option Plan. Registration fees have been paid for all such previously registered shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 28, 2002.

                                       HEALTHSOUTH CORPORATION

                                       By  /s/ Richard M. Scrushy
                                       ---------------------------
                                            Richard M. Scrushy
                                          Chairman of the Board
                                       and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and William T. Owens, and each of them, his or her attorney-in-fact with powers of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                                        Title                              Date


        /s/ Richard M. Scrushy                           Chairman of the Board                 June 28, 2002
--------------------------------------                and Chief Executive Officer
          Richard M. Scrushy                                and Director


          /s/ Weston L. Smith                          Executive Vice President                June 28, 2002
--------------------------------------               and Chief Financial Officer
                Weston L. Smith                        (Principal Financial and
                                                          Accounting Officer)

       /s/ John S. Chamberlin                                 Director                         June 28, 2002
--------------------------------------
          John S. Chamberlin


          /s/ C. Sage Givens                                  Director                         June 28, 2002
--------------------------------------
            C. Sage Givens


          /s/ Joel C. Gordon                                  Director                         June 28, 2002
--------------------------------------
            Joel C. Gordon


     /s/ Charles W. Newhall III                               Director                         June 28, 2002
--------------------------------------
        Charles W. Newhall III


         /s/ William T. Owens                                 Director                         June 28, 2002
--------------------------------------
          William T. Owens



     /s/ Larry D. Striplin, Jr.                               Director                         June 28, 2002
--------------------------------------
        Larry D. Striplin, Jr.


         /s/ George H. Strong                                 Director                         June 28, 2002
--------------------------------------
           George H. Strong


        /s/ Phillip C. Watkins                                Director                         June 28, 2002
--------------------------------------
          Phillip C. Watkins


                                INDEX TO EXHIBITS


Exhibit No.                        Description

        (4)      Amended and Restated 1993 Consultants Stock Option Plan.

        (5)      Opinion of Haskell Slaughter Young & Rediker, L.L.C.
                 as to the legality of the shares of HEALTHSOUTH Corporation Common Stock being registered.

      (23)-1     Consent of Ernst & Young LLP.

      (23)-2 Consent of Haskell Slaughter Young & Rediker, L.L.C. (included in the opinion filed as Exhibit (5)).

       (24) Powers of Attorney (see signature pages of this registration statement).